                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                marchFIRST COMPLETES $150 MILLION INVESTMENT FROM
                               FRANCISCO PARTNERS


CHICAGO (DECEMBER 28, 2000) -- marchFIRST, Inc. (Nasdaq: MRCH), a leading global professional services company, today announced the completion of the $150 million investment from Francisco Partners. The transaction closed and the investment proceeds have been transferred to marchFIRST today.

"We are pleased to finalize this transaction in an expeditious manner. We believe that this capital, coupled with our operating cash flow, will provide us with the financial flexibility necessary to execute our year 2001 business plan and our global client relationship model," said Robert Bernard, marchFIRST Chairman and Chief Executive Officer. "We intend to focus on driving operational excellence and leveraging our core capabilities to help our clients get closer to their customers while maximizing their operational efficiencies."

Francisco Partners purchased 63,053 shares of marchFIRST's Series A, 8% convertible preferred stock and 86,947 shares of marchFIRST's Series B, 12% preferred stock for $1,000 per share. The Series A shares will be convertible at any time into shares of marchFIRST common stock at a price of $2 per share. Upon approval by marchFIRST stockholders, the Series B shares would convert into Series A shares on a one-for-one basis. A detailed description of the terms of these securities is contained in marchFIRST's Current Report on Form 8-K dated December 13, 2000.

ABOUT marchFIRST
marchFIRST creates and delivers innovative, distinctive customer outreach and enterprise improvement solutions for Global 3000 corporations and leading emerging companies. marchFIRST helps its clients connect with their customers, optimize their business infrastructure and maximize their existing assets to drive better business results. The Company serves seven industry sectors: manufacturing; financial services; high tech and telecommunications; consumer products/retail; health care; media, entertainment and communications, and transportation/travel and leisure. Headquartered in Chicago, marchFIRST has offices in 16 countries worldwide. Its Web site is WWW.marchFIRST.COM.

ABOUT FRANCISCO PARTNERS
Francisco Partners, a $2.5 billion private equity firm focused on structured investments in technology companies, was formed by David M. Stanton, Sanford R. Robertson, Benjamin H. Ball, Dipanjan Deb and Neil M. Garfinkel. Francisco Partners targets public companies, divisions of public companies and private companies with transaction values ranging from $50 million to in excess of $2 billion. In total, the principals have made substantial investments in over 25 technology companies. Their investments include the purchase of Globespan, Inc. and Paradyne from Lucent Technology; the purchase of Legerity from Advanced Micro Devices; the purchase of XcelleNet from Sterling Commerce; the pending purchase of American Microsystems, Inc. from Japan Energy Corporation; the purchases of GT Com and Zilog, and the $1.8 billion purchase of ON

Semiconductor from Motorola. In addition to its internal resource base, Francisco Partners has an exclusive long-term relationship with Sequoia Capital, one of the most prominent and successful venture capital firms in Silicon Valley. Founded in 1972, Sequoia Capital has provided early stage capital to over 350 technology companies including 3Com Corp., Apple Computer, Cisco Systems, Inc., Oracle Corp., and Yahoo! Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements that reflect marchFIRST's current expectations about its future results, performance, prospects and opportunities. marchFIRST has tried to identify these forward-looking statements by using words such as "believe" "intend," and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause marchFIRST's actual results, performance, prospects or opportunities in 2001 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the development of the marketplace for e-commerce solutions and other factors affecting market demand, changes in business plans and financial models that may result from the transaction discussed in this news release and any other financing or strategic transactions entered into by marchFIRST, marchFIRST's ability to meet its future cash needs, marchFIRST's ability to manage its growth and expansion into new geographic areas and service lines, foreign currency exchange rate fluctuations and other risks associated with international business, difficulties in attracting and retaining highly skilled employees, marchFIRST's ability to accurately estimate the cost, scope and duration of fixed-price client engagements, marchFIRST's ability to collect amounts billed for client engagements, risks related to marchFIRST's investments in equity securities, risks related to possible acquisitions, competitive factors, integration and other risks related to the merger with USWeb/CKS and possible consequences of stockholder lawsuits against marchFIRST. For further information about these and other risks, uncertainties and factors, please review the disclosure included under the caption "Risk Factors" in marchFIRST's Quarterly Report on Form 10-Q for the period ended September 30, 2000 and Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission. marchFIRST undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or changed circumstances or for any other reason.

                                  # # #

NOTE TO EDITORS: The name marchFIRST is one word, with lowercase march and uppercase FIRST.

MEDIA CONTACT:                                    INDUSTRY CONTACT:
Kelly Miller                                      Marce Buckman
marchFIRST, Inc.                                  marchFIRST, Inc.
(312) 361-7018                                    (312) 361-7073
KELLY.MILLER@marchFIRST.COM                       MARCE.BUCKMAN@marchFIRST.COM

FINANCIAL CONTACT:
John Peschier
marchFIRST, Inc.
(312) 913-6959
JOHN.PESCHIER@marchFIRST.COM